Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Calix, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-166245, 333-172379, 333-185025, 333-194054, 333-202496, 333-209732, 333-216323, 333-218066, 333-223637, 333-226682, 333-230023, 333-234355, 333-240106, and 333-258197) on Form S-8 and (No. 333-240105) on Form S-3 of our report dated February 22, 2022, with respect to the consolidated financial statements of Calix, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
San Francisco, California
February 22, 2022